EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of
Breeze-Eastern Corporation

We consent to the incorporation by reference in Registration Statement Nos. 333-75026, 333-93085, 333-124886, and 333-140368 on Form S-8 of our report dated June 3. 2011, relating to the consolidated financial statements and financial statement schedule of Breeze-Eastern Corporation, and management’s report on internal control over financial reporting, which appear in the Annual Report on Form 10-K for the year ended March 31, 2011.

/s/  MARCUM LLP

Bala Cynwyd, Pennsylvania
June 3, 2011